Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We have issued our report dated April 20, 2012, with respect to the financial statements of OrthoHelix Surgical Designs, Inc. included in this Current Report on Form 8-K/A (Amendment No. 1) of Tornier N.V. We hereby consent to the inclusion of said report in this Form 8-K/A (Amendment No. 1) and to the incorporation by reference in the Registration Statements of Tornier N.V. on Form S-3 (File No. 333-184461) and on Forms S-8 (File No. 333-182452, effective June 29, 2012, and File No. 333-172553, effective March 2, 2011).

/s/ SS&G, Inc.

Akron, Ohio

December 13, 2012